Exhibit 99.1
[ONEOK Logo]	News
July 1, 2005	Analyst Contact: Weldon Watson
918-588-7158
Media Contact: Lori Webster
918-588-7570

ONEOK Completes Purchase of Koch Companies'

Natural Gas Liquids Businesses

TULSA, Okla. -- July 1, 2005 -- ONEOK, Inc. (NYSE: OKE) today announced that it has successfully completed the purchase of the natural gas liquids (NGL) businesses owned by several Koch companies for approximately $1.35 billion.

"The acquisition is consistent with our growth strategy and is a perfect fit with our existing businesses," said David Kyle, ONEOK chairman, president and chief executive officer. "It adds a new segment to our operations, giving us the ability to create additional value."

Of the 207 current Koch company employees, 191 will join ONEOK as part of the transaction.   The majority of the employees will remain in field locations, with commercial and accounting activities being transferred to Tulsa from Wichita, Kan.

As previously announced, the overall transaction is expected to generate approximately $135 to $145 million of primarily fee-based earnings before interest, taxes, depreciation and amortization (EBITDA) in 2006, when the benefits of renegotiated contracts and additional contracted volumes are fully realized.

Initial financing of the transaction will be through a $1-billion bridge loan with the remainder financed under the company's commercial paper program or borrowings under its existing $1-billion, five-year credit agreement. Permanent financing of the acquisition is expected to come from a combination of available cash, issuance of long-term debt and proceeds from the settlement of the company's equity units in February 2006. The company may also use proceeds from the sale of less strategic assets.

As a result of this acquisition, ONEOK will form a new operating segment, called Natural Gas Liquids. It will consist of the company's existing NGL marketing business, currently part of the Gathering and Processing segment, and the businesses acquired from the Koch companies excluding those assets regulated by the Federal Energy Regulatory Commission (FERC), which will be transferred to the company's Transportation and Storage segment. VESCO Holdings, also acquired as part of the Koch transaction, will be transferred to the Gathering and Processing segment. Natural Gas Liquids will be led by Senior Vice President Terry Spencer who will report to John W. Gibson, president, ONEOK Energy Companies.

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ONEOK Completes Purchase of Koch Companies'

Natural Gas Liquids Businesses

July 1, 2005

The businesses acquired from the Koch companies give ONEOK an NGL system that connects much of the NGL supply located in Oklahoma, the Texas Panhandle and Kansas with the two key market centers in Conway, Kan., and Mont Belvieu, Texas.

The purchase includes Koch Hydrocarbon, LP's and Koch Underground Storage Company's entire mid-continent NGL business that provides NGL gathering, fractionation, storage and marketing services for processors and other parties in Oklahoma, Kansas and Texas, including 100-percent ownership in two fractionators in Medford, Okla., and Hutchinson, Kan., with a combined capacity of 240,000 barrels per day; a 10-percent interest in a 110,000 barrel-per-day fractionator in Conway; two underground NGL storage facilities; and a 9,000 barrel-per-day isomerization facility.

Also included in the transaction are KPL NGL Pipeline, LP's NGL pipeline distribution systems -- approximately 1,800 miles of interstate NGL distribution pipelines that connect the Conway and Mont Belvieu market centers; and approximately 2,600 miles of NGL gathering lines. Some of the gathering lines and the NGL distribution lines are regulated by the FERC and receive tariff payments for transporting raw NGLs and products. The business also receives income from its 50-percent interest in the 200-mile, FERC-regulated gathering pipeline owned by Chisholm Pipeline Company.

As part of the transaction, ONEOK also acquired MBFF, LP, which owns an 80-percent interest in the 160,000 barrel-per-day fractionator at Mont Belvieu, known as MB1. More than 90 percent of the EBITDA from this facility is generated by fee-based contracts. ONEOK also acquired Koch VESCO Holdings, LLC, an entity that owns a 10.2-percent interest in Venice Energy Services Company, LLC (VESCO), and owns a gas-processing complex near Venice, La. The VESCO facility currently processes an average of 800 million cubic feet per day of natural gas and provides gas gathering, processing, fractionation, storage and distribution services to offshore Gulf of Mexico gas producers.

More than 90 percent of the mid-continent and Mont Belvieu businesses' EBITDA is generated by fee-based exchange contracts, tariffs and buy/sell transactions.

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ONEOK, Inc. (NYSE: OKE) is a diversified energy company.  We are among the largest natural gas distributors in the United States, serving more than 2 million customers in Oklahoma, Kansas and Texas.  We are a leader in the gathering, processing, storage and transportation of natural gas in the mid-continent region of the U.S. and own one of the nation's premier natural gas liquids (NGL) systems, connecting much of the NGL supply in the mid-continent with two key market centers.  Our energy services operation focuses primarily on marketing natural gas and related services throughout the U.S.  We are also involved in oil and gas production in Oklahoma and Texas.  ONEOK is the majority general partner of Northern Border Partners L.P. (NYSE:NBP), one of the largest publicly-traded limited partnerships.  ONEOK is a Fortune 500 company.

Some of the statements contained and incorporated in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Acts of 1995. The forward-looking statements relate to: anticipated financial performance, including anticipated operating income from the businesses we acquired on July 1, 2005, from Koch Industries, Inc. and affiliates; management's plans and objectives for future operations; business prospects; outcome of regulatory and legal proceedings; market conditions and other matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements in certain circumstances. The following discussion is intended to identify important factors that could cause future outcomes to differ materially from those set forth in the forward-looking statements.

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Forward-looking statements include the information concerning possible or assumed future results of our operations and other statements contained or incorporated in this prospectus supplement or the accompanying prospectus identified by words such as "anticipate," "estimate," "expect," "forecast," "intend," "believe," "projection" or "goal."

You should not place undue reliance on forward-looking statements. Known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Those factors may affect our operations, markets, products, services and prices. In addition to any assumptions and other factors referred to specifically in connection with the forward-looking statements, factors that could cause our actual results to differ materially from those contemplated in any forward-looking statement include, among others, the following:

  risks associated with any reduction in our credit ratings;
  the effects of weather and other natural phenomenon on energy sales and prices;
  competition from other energy suppliers as well as alternative forms of energy;
  the capital intensive nature of our business;
  the profitability of assets or businesses acquired by us;
  risks of marketing, trading and hedging activities as a result of changes in energy prices or the financial condition of our counterparties;
  economic climate and growth in the geographic areas in which we do business;
  the uncertainty of estimates, including accruals, cost of environmental remediation and gas and oil reserves;
  the timing and extent of changes in commodity prices for natural gas, natural gas liquids, electricity and crude oil;
  the effects of changes in governmental policies and regulatory actions, including changes with respect to income taxes, environmental compliance, authorized rates or recovery of gas costs;
  the impact of recently issued and future accounting pronouncements and other changes in accounting policies;
  the possibility of future terrorist attacks or the possibility or occurrence of an outbreak of, or changes in, hostilities or changes in the political conditions in the Middle Ease and elsewhere;
  the risk of increased costs for insurance premiums, security or other items as a consequence of terrorist attacks;
  the impact of unforeseen changes in interest rates, equity markets, inflation rates, economic recession and other external factors over which we have no control, including the effect on pension expense and funding resulting from changes in stock and bond market returns;
  risks associated with pending or possible acquisitions and dispositions, including our ability to finance or integrate any such acquisitions and any regulatory delay or conditions imposed by regulatory bodies in connection with any such acquisitions and dispositions;
  the results of administrative proceedings and litigation involving the Oklahoma Corporation Commission, Kansas Corporation Commission, Texas regulatory authorities or any other local, state or federal regulatory body, including the Federal Energy Regulatory Commission;
  our ability to access capital at competitive rates or on terms acceptable to us;
  the risk of a significant slowdown in growth or decline in the U.S. economy or the risk of delay in growth recovery in the U.S. economy;
  risks associated with adequate supply to our gathering and processing, fractionation and pipeline facilities, including production declines which outpace new drilling;
  risks inherent in the implementation of new software, such as our customer service system, and the impact on the timeliness of information for financial reporting;
  the risk that material weaknesses or significant deficiencies in our internal controls over financial reporting could emerge or that minor problems could become significant;
  the impact of the outcome of pending and future litigation;
  the possible loss of franchises or other adverse effects caused by the actions of municipalities; and
  the other factors listed in the reports we have filed and may file with the Securities and Exchange Commission, which are incorporated by reference.

Other factors and assumptions not identified above were also involved in the making of forward-looking statements. The failure of those assumptions to be realized, as well as other factors, may also cause actual results to differ materially from those projected. We have no obligation and make no undertaking to update publicly or revise any forward-looking information.

For information about ONEOK, Inc. visit the Web site: www.oneok.com.

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